Exhibit 99.1
Coca-Cola Reports Third Quarter 2024 Results
and Provides Updated Guidance

Global Unit Case Volume Declined 1%

Net Revenues Declined 1%;
Organic Revenues (Non-GAAP) Grew 9%

Operating Income Declined 23%;
Comparable Currency Neutral Operating Income (Non-GAAP) Grew 14%

Operating Margin Was 21.2% Versus 27.4% in the Prior Year;
Comparable Operating Margin (Non-GAAP) Was 30.7% Versus 29.7% in the Prior Year

EPS Declined 7% to $0.66; Comparable EPS (Non-GAAP) Grew 5% to $0.77

ATLANTA, Oct. 23, 2024 – The Coca-Cola Company today reported third quarter 2024 results. “Our business continues to demonstrate resilience in the face of a dynamic external environment,” said James Quincey, Chairman and CEO of The Coca-Cola Company. “We are encouraged by our year-to-date performance and our system’s ability to manage near-term challenges while also remaining focused on long-term growth opportunities.”

Highlights

Quarterly Performance
•Revenues: Net revenues declined 1% to $11.9 billion, and organic revenues (non-GAAP) grew 9%. Revenue performance included 10% growth in price/mix and a 2% decline in concentrate sales. Concentrate sales were 1 point behind unit case volume, primarily due to the timing of concentrate shipments.
•Operating margin: Operating margin, which includes items impacting comparability, was 21.2% versus 27.4% in the prior year, while comparable operating margin (non-GAAP) was 30.7% versus 29.7% in the prior year. The operating margin decline was driven by items impacting comparability, including a charge of $919 million related to the remeasurement of the contingent consideration liability to fair value in conjunction with the acquisition of fairlife, LLC (“fairlife”) in 2020, as well as currency headwinds. Comparable operating margin (non-GAAP) expansion was primarily driven by strong organic revenue (non-GAAP) growth and the impact of refranchising bottling operations, partially offset by currency headwinds.

•Earnings per share: EPS declined 7% to $0.66, while comparable EPS (non-GAAP) grew 5% to $0.77. EPS performance included the impact of a 13-point currency headwind, while comparable EPS (non-GAAP) performance included the impact of a 9-point currency headwind.
•Market share: The company gained value share in total nonalcoholic ready-to-drink (NARTD) beverages.
•Cash flow: Cash flow from operations and free cash flow (non-GAAP) were $2.9 billion and $1.6 billion, respectively. Both decreased versus the prior year, primarily due to a $6.0 billion payment made to the IRS related to ongoing tax litigation (“IRS tax litigation deposit”). Free cash flow excluding the IRS tax litigation deposit (non-GAAP) was $7.6 billion, a decrease of $294 million versus the prior year, largely due to higher other tax payments, higher capital expenditures and cycling working capital benefits, partially offset by strong business performance.

Company Updates
•Fulfilling consumer needs with a powerful total beverage portfolio: In addition to clear leadership within the sparkling portfolio, the company is using its refreshed resource allocation capabilities to prioritize growing brands across categories that add incremental system profit over the long term. The company’s water, sports and tea offerings consist of 12 billion-dollar brands and have added nearly $9 billion in incremental brand value since 2020. This year’s Olympic and Paralympic Games demonstrated how the Coca-Cola system can leverage partnerships to drive business growth across its non-sparkling portfolio to create connections and drive recruitment. During the opening and closing ceremonies in Paris, a special-edition smartwater gold bottle for athletes quickly garnered 42 million impressions and contributed to smartwater gaining both volume and value share during the quarter. The company continued to advance Powerade’s global “Pause is Power” platform, which is yielding positive results. Outside of the United States, Powerade is the leading sports beverage brand and, year-to-date, has expanded distribution and grown value share through global system activations. Across markets such as Europe and Eurasia and Middle East, Fuze Tea’s “Made of Fusion” platform has led to year-to-date retail value growth three times faster than the industry. Finally, in North America, Topo Chico leads the premium sparkling water category in both volume and value share. Successful innovations like Topo Chico Sabores are attracting new consumers to the brand, leading to an over 20% increase in household penetration so far this year. The company remains relentlessly consumer centric and continues to position its total beverage portfolio to meet evolving consumer needs.
•Scaling digital capabilities to enhance the strategic growth flywheel: The company is leveraging leading digital technologies – including generative AI, analytical AI, machine learning and other tools – to drive agility, productivity and innovation. In partnership with WPP, the company is an early adopter of innovative generative AI technology from NVIDIA, which provides AI-powered capabilities to create customizable, on-demand advertisements and point-of-sale imagery. This globally scalable platform offers customers instant access to locally relevant marketing materials that reflect personalized food preferences and passion points, resulting in more effective consumer messaging, faster speed to market and lower costs. To elevate the company's revenue growth management capabilities, the company is piloting an AI-based price-pack-channel optimization tool to drive increased volume and retail sales. Additionally, AI is being used in the research and development process to enhance product innovation success rates and speed to launch by more accurately gauging consumer reactions through multi-sensorial facial coding during product testing. This data helps the company identify and incorporate unique flavors and aromas into new product developments, including the successful reformulations of Sprite and Fanta. Together, these initiatives demonstrate the company's commitment to harnessing the power of digital technology as a capability, a medium and a disruptor to drive sustainable growth and deliver exceptional value to consumers and customers.

Operating Review – Three Months Ended September 27, 2024
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume[3]
Consolidated	(2)	10	(5)	(4)	(1)	9	(1)
Europe, Middle East & Africa	(7)	9	(10)	0	(7)	2	(2)
Latin America	2	21	(20)	0	4	24	0
North America	1	11	0	0	12	12	0
Asia Pacific	(4)	7	(7)	0	(4)	3	(2)
Global Ventures[4]	1	(3)	2	0	0	(2)	1
Bottling Investments	(1)	4	(1)	(32)	(29)	4	(31)
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral Operating Income[2]
Consolidated	(23)	(27)	(10)	14
Europe, Middle East & Africa	(14)	(3)	(9)	(2)
Latin America	(5)	(14)	(23)	32
North America	10	(6)	0	16
Asia Pacific	(7)	(10)	(8)	12
Global Ventures	(5)	(8)	0	3
Bottling Investments	(68)	0	(5)	(63)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral EPS[2]
Consolidated	(7)	(12)	(9)	13

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Unit case volume is computed based on average daily sales.
4 Due to the combination of multiple business models in the Global Ventures operating segment, the composition of concentrate sales and price/mix may fluctuate materially from period to period. Therefore, the company places greater focus on revenue growth as the best indicator     of underlying performance of the Global Ventures operating segment.
In addition to the data in the preceding tables, operating results included the following:

Consolidated
•Unit case volume declined 1%. Growth led by Brazil, the Philippines and Japan was more than offset by declines in China, Mexico and Türkiye.

Unit case volume performance included the following:
◦Sparkling soft drinks and Trademark Coca-Cola were both even as growth in Latin America, North America and Asia Pacific was offset by a decline in Europe, Middle East and Africa. Coca-Cola Zero Sugar grew 11%, driven by growth across all geographic operating segments. Sparkling flavors declined 1% as growth in North America and Asia Pacific was more than offset by declines in Europe, Middle East and Africa and Latin America.
◦Juice, value-added dairy and plant-based beverages declined 3% as strong growth in fairlife® in the United States was more than offset by declines in Minute Maid® Pulpy in Asia Pacific and Mazoe® in Africa.
◦Water, sports, coffee and tea declined 4%. Water declined 6%, driven by declines across all geographic operating segments. Sports drinks declined 3% as growth in Europe, Middle East and Africa was more than offset by declines across all other geographic operating segments. Coffee declined 6%, primarily due to the performance of Costa® coffee in the United Kingdom. Tea grew 7%, driven by growth in Asia Pacific, Latin America and Europe, Middle East and Africa.
•Price/mix grew 10%. Approximately 4 points were driven by pricing from markets experiencing intense inflation, with the remainder driven by pricing actions in the marketplace and favorable mix. Concentrate sales were 1 point behind unit case volume, primarily due to the timing of concentrate shipments.
•Operating income declined 23%, which included items impacting comparability and a 15-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 14%, primarily driven by organic revenue (non-GAAP) growth across all geographic operating segments.

Europe, Middle East & Africa
•Unit case volume declined 2% as growth in water, sports, coffee and tea was more than offset by declines in Trademark Coca-Cola, sparkling flavors and juice, value-added dairy and plant-based beverages.
•Price/mix grew 9%, primarily driven by pricing from markets experiencing intense inflation as well as pricing actions across operating units, partially offset by unfavorable mix. Concentrate sales were 5 points behind unit case volume, primarily due to the timing of concentrate shipments.
•Operating income declined 14%, which included items impacting comparability and a 12-point currency headwind. Comparable currency neutral operating income (non-GAAP) declined 2%, as organic revenue (non-GAAP) growth and the timing of marketing investments was more than offset by higher input costs and operating expenses.
•The company gained value share in total NARTD beverages, led by share gains in Romania, France and South Africa.

Latin America
•Unit case volume was even as growth in Trademark Coca-Cola was offset by declines in water, sports, coffee and tea and sparkling flavors.
•Price/mix grew 21%. Approximately two-thirds of the growth was driven by the impact of inflationary pricing in Argentina, with the remainder driven by pricing actions in the marketplace. Concentrate sales were 2 points ahead of unit case volume, primarily due to the timing of concentrate shipments.
•Operating income declined 5%, which included items impacting comparability and a 28-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 32%, primarily driven by strong organic revenue (non-GAAP) growth, partially offset by an increase in marketing investments and higher operating expenses.

•The company lost value share in total NARTD beverages, driven by share losses in Mexico and Brazil.

North America
•Unit case volume was even as growth in Trademark Coca-Cola, juice, value-added dairy and plant-based beverages and sparkling flavors was offset by a decline in water, sports, coffee and tea.
•Price/mix grew 11%, driven by favorable mix and pricing actions in the marketplace. Concentrate sales were 1 point ahead of unit case volume, primarily due to the timing of concentrate shipments.
•Operating income grew 10%, which included items impacting comparability. Comparable currency neutral operating income (non-GAAP) grew 16%, primarily driven by strong organic revenue (non-GAAP) growth, partially offset by higher input costs and an increase in marketing investments.
•The company gained value share in total NARTD beverages, driven by share gains in Trademark Coca-Cola and juice, value-added dairy and plant-based beverages.

Asia Pacific
•Unit case volume declined 2%, as growth in Trademark Coca-Cola was more than offset by declines in water, sports, coffee and tea, and juice, value-added dairy and plant-based beverages.
•Price/mix grew 7%, driven by favorable mix and pricing actions in the marketplace. Concentrate sales were 2 points behind unit case volume, primarily due to the timing of concentrate shipments.
•Operating income declined 7%, which included items impacting comparability and an 18-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 12%, driven by organic revenue (non-GAAP) growth and the timing of marketing investments, partially offset by higher input costs.
•The company gained value share in total NARTD beverages, led by share gains in the Philippines, Japan and South Korea.

Global Ventures
•Net revenues were even, and organic revenues (non-GAAP) declined 2%, as favorable pricing initiatives were offset by unfavorable product mix.
•Operating income declined 5%, which included items impacting comparability. Comparable currency neutral operating income (non-GAAP) grew 3%, driven by product mix.

Bottling Investments
•Unit case volume declined 31%, largely due to the impact of refranchising bottling operations.
•Price/mix grew 4%, driven by pricing actions across most markets as well as favorable mix.
•Operating income declined 68%, which included a 4-point currency headwind and the impact of refranchising bottling operations. Comparable currency neutral operating income (non-GAAP) declined 63%.

Operating Review – Nine Months Ended September 27, 2024
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume[3]
Consolidated	1	11	(6)	(4)	2	12	1
Europe, Middle East & Africa	(3)	19	(17)	0	(1)	16	0
Latin America	4	21	(14)	0	11	25	3
North America	0	10	0	0	10	10	(1)
Asia Pacific	1	4	(5)	0	0	5	0
Global Ventures[4]	2	(2)	1	0	1	0	2
Bottling Investments	5	6	(2)	(28)	(20)	10	(22)
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral Operating Income[2]
Consolidated	(19)	(24)	(10)	15
Europe, Middle East & Africa	(3)	0	(16)	13
Latin America	6	(3)	(17)	26
North America	(10)	(22)	0	11
Asia Pacific	2	0	(6)	8
Global Ventures	7	(1)	1	7
Bottling Investments	(25)	(1)	(3)	(20)

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral EPS[2]
Consolidated	(3)	(9)	(9)	15

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Unit case volume is computed based on average daily sales.
4 Due to the combination of multiple business models in the Global Ventures operating segment, the composition of concentrate sales and     price/mix may fluctuate materially from period to period. Therefore, the company places greater focus on revenue growth as the best indicator     of underlying performance of the Global Ventures operating segment

Outlook
The 2024 and 2025 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full-year 2024 projected organic revenues (non-GAAP) to full-year 2024 projected reported net revenues, full-year 2024 projected comparable net revenues (non-GAAP) to full-year 2024 projected reported net revenues, full-year 2024 projected underlying effective tax rate (non-GAAP) to full-year 2024 projected reported effective tax rate, full-year 2024 projected comparable currency neutral EPS (non-GAAP) to full-year 2024 projected reported EPS, full-year 2024 projected comparable EPS (non-GAAP) to full-year 2024 projected reported EPS, full-year 2025 projected comparable net revenues (non-GAAP) to full-year 2025 projected reported net revenues, or full-year 2025 projected comparable EPS (non-GAAP) to full-year 2025 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the exact timing and exact impact of acquisitions, divestitures and structural changes throughout 2024; the exact timing and exact amount of items impacting comparability throughout 2024 and 2025; and the exact impact of fluctuations in foreign currency exchange rates throughout 2024 and 2025. The unavailable information could have a significant impact on the company’s full-year 2024 and full-year 2025 reported financial results.
Full Year 2024
The company expects to deliver organic revenue (non-GAAP) growth of approximately 10%, which consists of operating performance at the high end of the company’s long-term growth model and the anticipated pricing impact of a number of markets experiencing intense inflation. — Updated
For comparable net revenues (non-GAAP), the company expects an approximate 5% currency headwind based on the current rates and including the impact of hedged positions. Comparable EPS (non-GAAP) percentage growth is expected to include an approximate 9% currency headwind based on the current rates and including the impact of hedged positions. The majority of currency headwinds are due to devaluation resulting from intense inflation. — Updated
For comparable net revenues (non-GAAP), the company expects a 4% to 5% headwind from acquisitions, divestitures and structural changes. Comparable EPS (non-GAAP) is expected to include a 1% to 2% headwind from acquisitions, divestitures and structural changes. — No Update
The company’s underlying effective tax rate (non-GAAP) is estimated to be 18.8%. This does not include the impact of ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail. — Updated
The company expects to deliver comparable currency neutral EPS (non-GAAP) growth of 14% to 15%. — Updated
The company expects comparable EPS (non-GAAP) growth of 5% to 6%, versus $2.69 in 2023. — No Update
The company expects to generate free cash flow excluding the IRS tax litigation deposit (non-GAAP) of approximately $9.2 billion. This consists of cash flow from operations excluding the IRS tax litigation deposit (non-GAAP) of approximately $11.4 billion, less capital expenditures of approximately $2.2 billion. — No Update
Fourth Quarter 2024 Considerations — New
Comparable net revenues (non-GAAP) are expected to include an approximate 4% currency headwind based on the current rates and including the impact of hedged positions, in addition to a 4% to 5% headwind from acquisitions, divestitures and structural changes.
Comparable EPS (non-GAAP) percentage growth is expected to include an approximate 10% currency headwind based on the current rates and including the impact of hedged positions, in addition to a 3% to 4% headwind from acquisitions, divestitures and structural changes.
Full Year 2025 Considerations — New
Comparable net revenues (non-GAAP) are expected to include a low single-digit currency headwind based on the current rates and including the impact of hedged positions.
Comparable EPS (non-GAAP) percentage growth is expected to include a mid single-digit currency headwind based on the current rates and including the impact of hedged positions.

The company expects elevated interest expense resulting from the debt issued to pay the IRS tax litigation deposit and the upcoming fairlife contingent consideration payment.
The company will provide full-year 2025 guidance when it reports fourth quarter earnings.

Notes
•All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period, unless otherwise noted.
•All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. “Unit case” means a unit of measurement equal to 192 U.S. fluid ounces of finished beverage (24 eight-ounce servings), with the exception of unit case equivalents for Costa non-ready-to-drink beverage products which are primarily measured in number of transactions. “Unit case volume” means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers or consumers.
•“Concentrate sales” represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in unit case equivalents) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. For Costa non-ready-to-drink beverage products, “concentrate sales” represents the amount of beverages, primarily measured in number of transactions (in all instances expressed in unit case equivalents) sold by the company to customers or consumers. In the reconciliation of reported net revenues, “concentrate sales” represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments and the Global Ventures operating segment after considering the impact of structural changes, if any. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.
•“Price/mix” represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.
•First quarter 2024 financial results were impacted by one less day as compared to first quarter 2023, and fourth quarter 2024 financial results will be impacted by two additional days as compared to fourth quarter 2023. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss third quarter operating results today, Oct. 23, 2024, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the “Investors” section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the “Investors” section of the website includes certain supplemental information and a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the call when discussing financial results.

Contacts:
Investors and Analysts: Robin Halpern, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In millions except per share data)

	Three Months Ended
	September 27, 2024	September 29, 2023	% Change
Net Operating Revenues	$11,854	$11,953	(1)
Cost of goods sold	4,664	4,657	0
Gross Profit	7,190	7,296	(1)
Selling, general and administrative expenses	3,636	3,667	(1)
Other operating charges	1,044	359	191
Operating Income	2,510	3,270	(23)
Interest income	263	248	6
Interest expense	425	368	15
Equity income (loss) — net	541	517	5
Other income (loss) — net	491	(130)	—
Income Before Income Taxes	3,380	3,537	(4)
Income taxes	530	454	17
Consolidated Net Income	2,850	3,083	(8)
Less: Net income (loss) attributable to noncontrolling interests	2	(4)	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,848	$3,087	(8)
Basic Net Income Per Share[1]	$0.66	$0.71	(7)
Diluted Net Income Per Share[1]	$0.66	$0.71	(7)
Average Shares Outstanding	4,311	4,324	0
Effect of dilutive securities	12	15	(16)
Average Shares Outstanding Assuming Dilution	4,323	4,339	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In millions except per share data)

	Nine Months Ended
	September 27, 2024	September 29, 2023	% Change
Net Operating Revenues	$35,517	$34,905	2
Cost of goods sold	13,711	13,886	(1)
Gross Profit	21,806	21,019	4
Selling, general and administrative expenses	10,536	10,173	4
Other operating charges	3,987	1,808	120
Operating Income	7,283	9,038	(19)
Interest income	784	640	23
Interest expense	1,225	1,114	10
Equity income (loss) — net	1,432	1,330	8
Other income (loss) — net	2,006	576	248
Income Before Income Taxes	10,280	10,470	(2)
Income taxes	1,844	1,753	5
Consolidated Net Income	8,436	8,717	(3)
Less: Net income (loss) attributable to noncontrolling interests	—	(24)	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$8,436	$8,741	(3)
Basic Net Income Per Share[1]	$1.96	$2.02	(3)
Diluted Net Income Per Share[1]	$1.95	$2.01	(3)
Average Shares Outstanding	4,310	4,325	0
Effect of dilutive securities	11	17	(29)
Average Shares Outstanding Assuming Dilution	4,321	4,342	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(In millions except par value)

	September 27, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$13,938	$9,366
Short-term investments	2,439	2,997
Total Cash, Cash Equivalents and Short-Term Investments	16,377	12,363
Marketable securities	1,787	1,300
Trade accounts receivable, less allowances of $502 and $502, respectively	4,233	3,410
Inventories	4,714	4,424
Prepaid expenses and other current assets	3,177	5,235
Total Current Assets	30,288	26,732
Equity method investments	18,993	19,671
Other investments	44	118
Other noncurrent assets	12,904	7,162
Deferred income tax assets	1,428	1,561
Property, plant and equipment — net	9,864	9,236
Trademarks with indefinite lives	13,598	14,349
Goodwill	18,686	18,358
Other intangible assets	461	516
Total Assets	$106,266	$97,703
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$23,820	$15,485
Loans and notes payable	2,203	4,557
Current maturities of long-term debt	1,067	1,960
Accrued income taxes	1,479	1,569
Total Current Liabilities	28,569	23,571
Long-term debt	42,994	35,547
Other noncurrent liabilities	4,257	8,466
Deferred income tax liabilities	2,292	2,639
The Coca-Cola Company Shareowners’ Equity
Common stock, $0.25 par value; authorized — 11,200 shares; issued — 7,040 shares	1,760	1,760
Capital surplus	19,710	19,209
Reinvested earnings	75,946	73,782
Accumulated other comprehensive income (loss)	(15,536)	(14,275)
Treasury stock, at cost — 2,730 and 2,732 shares, respectively	(55,362)	(54,535)
Equity Attributable to Shareowners of The Coca-Cola Company	26,518	25,941
Equity attributable to noncontrolling interests	1,636	1,539
Total Equity	28,154	27,480
Total Liabilities and Equity	$106,266	$97,703

THE COCA-COLA COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 27, 2024	September 29, 2023
Operating Activities
Consolidated net income	$8,436	$8,717
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	799	857
Stock-based compensation expense	207	177
Deferred income taxes	—	(154)
Equity (income) loss — net of dividends	(693)	(952)
Foreign currency adjustments	(61)	(22)
Significant (gains) losses — net	(1,722)	(442)
Other operating charges	3,874	1,665
Other items	(143)	(48)
Net change in operating assets and liabilities	(7,843)	(869)
Net Cash Provided by Operating Activities	2,854	8,929
Investing Activities
Purchases of investments	(4,398)	(4,588)
Proceeds from disposals of investments	5,125	2,892
Acquisitions of businesses, equity method investments and nonmarketable securities	(153)	(45)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	3,468	327
Purchases of property, plant and equipment	(1,261)	(1,001)
Proceeds from disposals of property, plant and equipment	33	46
Collateral (paid) received associated with hedging activities — net	299	(124)
Other investing activities	194	70
Net Cash Provided by (Used in) Investing Activities	3,307	(2,423)
Financing Activities
Issuances of loans, notes payable and long-term debt	11,298	6,013
Payments of loans, notes payable and long-term debt	(7,925)	(4,794)
Issuances of stock	717	424
Purchases of stock for treasury	(1,228)	(1,193)
Dividends	(4,274)	(4,078)
Other financing activities	(14)	(457)
Net Cash Provided by (Used in) Financing Activities	(1,426)	(4,085)
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(266)	(36)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	4,469	2,385
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	9,692	9,825
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents at End of Period	14,161	12,210
Less: Restricted cash and restricted cash equivalents at end of period	223	327
Cash and Cash Equivalents at End of Period	$13,938	$11,883

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 27, 2024	September 29, 2023	% Fav. / (Unfav.)	September 27, 2024	September 29, 2023	% Fav. / (Unfav.)	September 27, 2024	September 29, 2023	% Fav. / (Unfav.)
Europe, Middle East & Africa	$2,019	$2,176	(7)	$977	$1,136	(14)	$995	$1,154	(14)
Latin America	1,639	1,574	4	933	985	(5)	933	988	(6)
North America	4,984	4,463	12	1,405	1,276	10	1,415	1,295	9
Asia Pacific	1,349	1,402	(4)	459	491	(7)	462	491	(6)
Global Ventures	781	779	0	77	81	(5)	78	84	(6)
Bottling Investments	1,316	1,859	(29)	43	132	(68)	502	571	(12)
Corporate	18	40	(55)	(1,384)	(831)	(67)	(1,005)	(1,046)	4
Eliminations	(252)	(340)	26	—	—	—	—	—	—
Consolidated	$11,854	$11,953	(1)	$2,510	$3,270	(23)	$3,380	$3,537	(4)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended September 27, 2024, intersegment revenues were $172 million for Europe, Middle East & Africa, $1 million for North America, $77 million for Asia Pacific and $2 million for Bottling Investments. During the three months ended September 29, 2023, intersegment revenues were $167 million for Europe, Middle East & Africa, $2 million for North America, $167 million for Asia Pacific and $4 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(In millions)

Nine Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	September 27, 2024	September 29, 2023	% Fav. / (Unfav.)	September 27, 2024	September 29, 2023	% Fav. / (Unfav.)	September 27, 2024	September 29, 2023	% Fav. / (Unfav.)
Europe, Middle East & Africa	$6,331	$6,388	(1)	$3,309	$3,404	(3)	$3,351	$3,443	(3)
Latin America	4,816	4,338	11	2,795	2,635	6	2,767	2,645	5
North America	13,970	12,734	10	3,162	3,525	(10)	3,194	3,563	(10)
Asia Pacific	4,330	4,340	0	1,760	1,727	2	1,768	1,589	11
Global Ventures	2,279	2,251	1	224	210	7	228	219	4
Bottling Investments	4,672	5,847	(20)	297	393	(25)	1,474	1,652	(11)
Corporate	75	95	(20)	(4,264)	(2,856)	(49)	(2,502)	(2,641)	5
Eliminations	(956)	(1,088)	12	—	—	—	—	—	—
Consolidated	$35,517	$34,905	2	$7,283	$9,038	(19)	$10,280	$10,470	(2)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the nine months ended September 27, 2024, intersegment revenues were $524 million for Europe, Middle East & Africa, $7 million for North America, $419 million for Asia Pacific and $6 million for Bottling Investments. During the nine months ended September 29, 2023, intersegment revenues were $505 million for Europe, Middle East & Africa, $6 million for North America, $571 million for Asia Pacific and $6 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: “comparable net revenues,” “comparable currency neutral net revenues,” “organic revenues,” “comparable operating margin,” “underlying operating margin,” “comparable operating income,” “comparable currency neutral operating income,” “comparable EPS,” “comparable currency neutral EPS,” “underlying effective tax rate,” “cash flow from operations excluding the IRS tax litigation deposit,” “free cash flow” and “free cash flow excluding the IRS tax litigation deposit,” each of which is defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS
•“Currency neutral operating results” are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company’s financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
•“Structural changes” generally refer to acquisitions and divestitures of bottling operations, including the impact of intercompany transactions between our operating segments. In January 2023, the company refranchised our bottling operations in Vietnam. The impact of this refranchising has been included in acquisitions, divestitures and structural changes in our analysis of net revenues on a consolidated basis as well as for the Bottling Investments and Asia Pacific operating segments for the nine months ended September 27, 2024. In January and February 2024, the company refranchised our bottling operations in certain territories in India, and in February 2024, the company refranchised our bottling operations in Bangladesh and the Philippines. The impact of each of these refranchisings has been included in acquisitions, divestitures and structural changes in our analysis of net revenues on a consolidated basis as well as for the Bottling Investments and Asia Pacific operating segments for the three and nine months ended September 27, 2024.
•“Comparable net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of fluctuations in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non-GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company’s revenue performance and trends by improving their ability to compare our period-to-period results. “Organic revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural changes, as applicable, and the impact of fluctuations in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company’s ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange as well as the

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
impact of acquisitions, divestitures and structural changes. The adjustments related to acquisitions, divestitures and structural changes for the three and nine months ended September 27, 2024 included the structural changes discussed above. Additionally, in May 2023, the company acquired certain brands in Asia Pacific. The impact of acquiring these brands has been included in acquisitions, divestitures and structural changes in our analysis of net revenues on a consolidated basis as well as for the Asia Pacific operating segment for the nine months ended September 27, 2024.
•“Comparable operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) and the impact of fluctuations in foreign currency exchange rates. “Comparable operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Underlying operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below), the impact of fluctuations in foreign currency exchange rates, and the impact of acquisitions, divestitures and structural changes, as applicable. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable operating income (non-GAAP) growth measure, comparable currency neutral operating income (non-GAAP) growth measure, comparable operating margin (non-GAAP) measure and underlying operating margin (non-GAAP) measure enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Comparable EPS” and “comparable currency neutral EPS” are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of fluctuations in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Underlying effective tax rate” is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).
•“Cash flow from operations excluding the IRS tax litigation deposit” is a non-GAAP financial measure that represents net cash provided by operating activities excluding the company’s IRS tax litigation deposit that was paid in 2024. “Free cash flow” is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. “Free cash flow excluding the IRS tax litigation deposit” is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment and excludes the company’s IRS tax litigation deposit that was paid in 2024. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company’s ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered “items impacting comparability.” Items impacting comparability include, but

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
are not limited to, asset impairments, transaction gains/losses including associated costs, and charges related to restructuring initiatives, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing differences related to our economic (non-designated) hedging activities, and timing differences related to unrealized mark-to-market adjustments of equity securities and trading debt securities, regardless of size. In addition, we provide the impact that fluctuations in foreign currency exchange rates had on our financial results (“currency neutral operating results” defined above).
Asset Impairments
During the three and nine months ended September 27, 2024, the company recorded a charge of $87 million related to the impairment of a trademark in Latin America, which was primarily driven by revised projections of future operating results and changes in macroeconomic conditions.
During the nine months ended September 27, 2024, the company recorded a charge of $760 million related to the impairment of our BODYARMOR trademark which was primarily driven by revised projections of future operating results and higher discount rates resulting from changes in macroeconomic conditions since the acquisition date. Additionally, the company recorded an other-than-temporary impairment charge of $34 million related to an equity method investee in Latin America.
Equity Investees
During the three and nine months ended September 27, 2024, the company recorded a net gain of $4 million and a net charge of $45 million, respectively. During the three and nine months ended September 29, 2023, the company recorded net charges of $48 million and $132 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and nine months ended September 27, 2024, the company recorded charges of $919 million and $3,021 million, respectively, related to the remeasurement of our contingent consideration liability to fair value in conjunction with our acquisition of fairlife.
During the three and nine months ended September 27, 2024, the company recorded a net gain of $338 million and transaction costs of $2 million related to the sale of a portion of our interest in Coca-Cola Consolidated, Inc. (“Coke Consolidated”), an equity method investee, to Coke Consolidated.
During the three and nine months ended September 27, 2024, the company recorded a charge of $4 million and a net gain of $595 million, respectively, related to the refranchising of our bottling operations in the Philippines, including the impact of post-closing adjustments. The company also recorded a charge of $10 million and a net gain of $506 million, respectively, related to the sale of our ownership interest in an equity method investee in Thailand, including the impact of post-closing adjustments.
During the nine months ended September 27, 2024, the company recorded a net gain of $290 million related to the refranchising of our bottling operations in certain territories in India, including the impact of post-closing adjustments, and a gain of $6 million related to the sale of our ownership interest in one of our equity method investees in Latin America. Additionally, the company incurred $7 million of transaction costs related to the refranchising of our bottling operations in certain territories in India and recorded a loss of $7 million related to post-closing adjustments for the refranchising of our bottling operations in Vietnam in 2023.
During the three and nine months ended September 29, 2023, the company recorded charges of $296 million and $1,620 million, respectively, related to the remeasurement of our contingent consideration liability to fair value in conjunction with our acquisition of fairlife. Additionally, the company recognized gains of $34 million and $342 million, respectively, related to the sale of a portion of our ownership interest in an unconsolidated bottling operation.
During the nine months ended September 29, 2023, the company recorded gains of $439 million and $3 million related to the refranchising of our bottling operations in Vietnam and Cambodia, respectively.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
Restructuring
During the three and nine months ended September 27, 2024, the company recorded charges of $34 million and $102 million, respectively. During the three and nine months ended September 29, 2023, the company recorded charges of $58 million and $109 million, respectively. The costs incurred were primarily related to certain initiatives designed to further simplify and standardize our organization as part of our productivity and reinvestment program.
During the nine months ended September 29, 2023, the company recorded charges of $26 million, primarily related to severance costs associated with the restructuring of our North America operating unit.
Other Items
Economic (Non-Designated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, certain interest rate risk, and the price risk associated with the purchase of materials used in our manufacturing processes as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized in earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our consolidated statement of income. Management believes this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three and nine months ended September 27, 2024, the net impact of the company’s adjustment related to our economic hedging activities resulted in increases of $104 million and $24 million, respectively, to our non-GAAP income before income taxes.
During the three and nine months ended September 29, 2023, the net impact of the company’s adjustment related to our economic hedging activities resulted in decreases of $103 million and $65 million, respectively, to our non-GAAP income before income taxes.
Unrealized Gains and Losses on Equity and Trading Debt Securities
The company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized, unless individually significant. Management believes this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three and nine months ended September 27, 2024, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in decreases of $103 million and $264 million, respectively, to our non-GAAP income before income taxes.
During the three and nine months ended September 29, 2023, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in increases of $113 million and $178 million, respectively, to our non-GAAP income before income taxes.
Other
During the three and nine months ended September 27, 2024, the company recorded net charges of $7 million and $17 million, respectively, related to restructuring our manufacturing operations in the United States. Additionally, the company recorded charges of $4 million and $11 million, respectively, for the amortization of noncompete agreements related to the BODYARMOR acquisition in 2021. The company also recorded net benefits of $2 million and $3 million, respectively, related to a revision of management’s estimates for tax litigation expense.
During the three and nine months ended September 29, 2023, the company recorded net charges of $4 million and $15 million, respectively, related to restructuring our manufacturing operations in the United States. Additionally, the company recorded charges of $4 million and $11 million, respectively, for the amortization of noncompete agreements related to the BODYARMOR acquisition. The company also recorded charges of $1 million and $7 million, respectively, related to tax litigation expense. During the nine months ended September 29, 2023, the company recorded charges totaling $35 million related to the discontinuation of certain manufacturing operations in Asia Pacific.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
Certain Tax Matters
During the three and nine months ended September 27, 2024, the company recorded $18 million and $61 million, respectively, of excess tax benefits associated with the company’s stock-based compensation arrangements and net income tax expense of $18 million and $33 million, respectively, primarily associated with return to provision adjustments. The company also recorded net income tax benefits of $45 million and $41 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items. During the nine months ended September 27, 2024, the company recorded net income tax expense of $84 million related to the resolution of certain foreign tax matters and recorded expense of $22 million for other costs directly related to those matters.
During the three and nine months ended September 29, 2023, the company recorded $5 million and $33 million, respectively, of excess tax benefits associated with the company’s stock-based compensation arrangements and net income tax benefits of $106 million and $111 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items. Additionally, the company recorded net income tax benefits of $75 million and $77 million, respectively, associated with return to provision adjustments. During the nine months ended September 29, 2023, the company recorded a net income tax benefit of $90 million related to a change in tax law in a certain foreign jurisdiction.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Three Months Ended September 27, 2024
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,854	$4,664	$7,190	60.7%	$3,636	$1,044	$2,510	21.2%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(87)	87
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(921)	921
Restructuring	—	—	—		—	(34)	34
Other Items	95	(22)	117		—	(2)	119
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$11,949	$4,642	$7,307	61.2%	$3,636	$—	$3,671	30.7%

	Three Months Ended September 29, 2023
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,953	$4,657	$7,296	61.0%	$3,667	$359	$3,270	27.4%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		1	(296)	295
Restructuring	—	—	—		—	(58)	58
Other Items	(42)	50	(92)		—	(5)	(87)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$11,911	$4,707	$7,204	60.5%	$3,668	$—	$3,536	29.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(1)	0	(1)		(1)	191	(23)
% Currency Impact	(5)	(1)	(8)		(2)	—	(15)
% Change — Currency Neutral (Non-GAAP)	4	1	6		1	—	(8)

% Change — Comparable (Non-GAAP)	0	(1)	1		(1)	—	4
% Comparable Currency Impact (Non-GAAP)	(4)	(1)	(6)		(2)	—	(10)
% Change — Comparable Currency Neutral (Non-GAAP)	4	0	7		1	—	14
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Three Months Ended September 27, 2024
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$425	$541	$491	$3,380	$530	15.7%	$2,848	$0.66
Items Impacting Comparability:
Asset Impairments	—	—	—	87	22		65	0.02
Equity Investees	—	(4)	—	(4)	—		(4)	—
Transaction Gains/Losses	—	—	(324)	597	144		453	0.10
Restructuring	—	—	—	34	9		25	0.01
Other Items	6	—	(103)	10	5		5	—
Certain Tax Matters	—	—	—	—	45		(45)	(0.01)
Comparable (Non-GAAP)	$431	$537	$64	$4,104	$755	18.4% [2]	$3,347	$0.77

	Three Months Ended September 29, 2023
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$368	$517	$(130)	$3,537	$454	12.8%	$3,087	$0.71
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Equity Investees	—	48	—	48	9		39	0.01
Transaction Gains/Losses	—	—	(33)	262	57		205	0.05
Restructuring	—	—	—	58	14		44	0.01
Other Items	7	—	113	19	3		16	—
Certain Tax Matters	—	—	—	—	186		(186)	(0.04)
Comparable (Non-GAAP)	$375	$565	$(50)	$3,924	$723	18.4%	$3,205	$0.74

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	15	5	—	(4)	17		(8)	(7)
% Change — Comparable (Non-GAAP)	15	(5)	—	5	4		4	5
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters discussed above.
2 This does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Nine Months Ended September 27, 2024
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$35,517	$13,711	$21,806	61.4%	$10,536	$3,987	$7,283	20.5%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(847)	847
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(3,030)	3,030
Restructuring	—	—	—		—	(102)	102
Other Items	(24)	(83)	59		—	(8)	67
Certain Tax Matters	—	—	—		(22)	—	22
Comparable (Non-GAAP)	$35,493	$13,628	$21,865	61.6%	$10,514	$—	$11,351	32.0%

	Nine Months Ended September 29, 2023
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$34,905	$13,886	$21,019	60.2%	$10,173	$1,808	$9,038	25.9%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		11	(1,620)	1,609
Restructuring	—	—	—		—	(135)	135
Other Items	(69)	(38)	(31)		—	(53)	22
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$34,836	$13,848	$20,988	60.2%	$10,184	$—	$10,804	31.0%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	2	(1)	4		4	120	(19)
% Currency Impact	(6)	(3)	(7)		(4)	—	(12)
% Change — Currency Neutral (Non-GAAP)	7	2	11		8	—	(7)

% Change — Comparable (Non-GAAP)	2	(2)	4		3	—	5
% Comparable Currency Impact (Non-GAAP)	(6)	(3)	(7)		(4)	—	(10)
% Change — Comparable Currency Neutral (Non-GAAP)	7	2	11		7	—	15
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions except per share data)

	Nine Months Ended September 27, 2024
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$1,225	$1,432	$2,006	$10,280	$1,844	17.9%	$8,436	$1.95
Items Impacting Comparability:
Asset Impairments	—	—	34	881	212		669	0.15
Equity Investees	—	45	—	45	2		43	0.01
Transaction Gains/Losses	—	—	(1,728)	1,302	313		989	0.23
Restructuring	—	—	—	102	26		76	0.02
Other Items	18	—	(264)	(215)	(47)		(168)	(0.04)
Certain Tax Matters	—	—	—	22	(15)		37	0.01
Comparable (Non-GAAP)	$1,243	$1,477	$48	$12,417	$2,335	18.8% [2]	$10,082	$2.33

	Nine Months Ended September 29, 2023
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$1,114	$1,330	$576	$10,470	$1,753	16.7%	$8,741	$2.01
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Equity Investees	—	132	—	132	13		119	0.03
Transaction Gains/Losses	—	—	(773)	836	66		770	0.18
Restructuring	—	—	—	135	33		102	0.02
Other Items	19	—	178	181	55		109	0.03
Certain Tax Matters	—	—	—	—	311		(311)	(0.07)
Comparable (Non-GAAP)	$1,133	$1,462	$(19)	$11,754	$2,231	19.0%	$9,530	$2.20

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	10	8	248	(2)	5		(3)	(3)
% Change — Comparable (Non-GAAP)	10	1	—	6	5		6	6
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters discussed above.
2 This does not include the impact of the ongoing tax litigation with the U.S. Internal Revenue Service, if the company were not to prevail.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Diluted Net Income Per Share:
Three Months Ended September 27, 2024
% Change — Reported (GAAP)	(7)
% Currency Impact	(13)
% Change — Currency Neutral (Non-GAAP)	6

% Impact of Items Impacting Comparability (Non-GAAP)	(12)
% Change — Comparable (Non-GAAP)	5
% Comparable Currency Impact (Non-GAAP)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	13

Nine Months Ended September 27, 2024
% Change — Reported (GAAP)	(3)
% Currency Impact	(10)
% Change — Currency Neutral (Non-GAAP)	7

% Impact of Items Impacting Comparability (Non-GAAP)	(9)
% Change — Comparable (Non-GAAP)	6
% Comparable Currency Impact (Non-GAAP)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	15
Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Three Months Ended September 27, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,019	$1,639	$4,984	$1,349	$781	$1,316	$18	$(252)	$11,854
Items Impacting Comparability:
Other Items	13	29	4	49	—	—	—	—	95
Comparable (Non-GAAP)	$2,032	$1,668	$4,988	$1,398	$781	$1,316	$18	$(252)	$11,949

	Three Months Ended September 29, 2023
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,176	$1,574	$4,463	$1,402	$779	$1,859	$40	$(340)	$11,953
Items Impacting Comparability:
Other Items	(18)	(21)	(3)	—	—	—	—	—	(42)
Comparable (Non-GAAP)	$2,158	$1,553	$4,460	$1,402	$779	$1,859	$40	$(340)	$11,911

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(7)	4	12	(4)	0	(29)	(55)	26	(1)
% Currency Impact	(10)	(20)	0	(7)	2	(1)	0	—	(5)
% Change — Currency Neutral (Non-GAAP)	2	24	12	3	(2)	(28)	(55)	—	4
% Acquisitions, Divestitures and Structural Changes	0	0	0	0	0	(32)	0	—	(4)
% Change — Organic Revenues (Non-GAAP)	2	24	12	3	(2)	4	(55)	—	9

% Change — Comparable (Non-GAAP)	(6)	7	12	0	0	(29)	(55)	—	0
% Comparable Currency Impact (Non-GAAP)	(8)	(17)	0	(3)	2	(1)	0	—	(4)
% Change — Comparable Currency Neutral (Non-GAAP)	3	24	12	3	(2)	(28)	(55)	—	4
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Nine Months Ended September 27, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$6,331	$4,816	$13,970	$4,330	$2,279	$4,672	$75	$(956)	$35,517
Items Impacting Comparability:
Other Items	(16)	(20)	—	12	—	—	—	—	(24)
Comparable (Non-GAAP)	$6,315	$4,796	$13,970	$4,342	$2,279	$4,672	$75	$(956)	$35,493

	Nine Months Ended September 29, 2023
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$6,388	$4,338	$12,734	$4,340	$2,251	$5,847	$95	$(1,088)	$34,905
Items Impacting Comparability:
Other Items	(33)	(15)	(3)	(18)	—	—	—	—	(69)
Comparable (Non-GAAP)	$6,355	$4,323	$12,731	$4,322	$2,251	$5,847	$95	$(1,088)	$34,836

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(1)	11	10	0	1	(20)	(20)	12	2
% Currency Impact	(17)	(14)	0	(5)	1	(2)	0	—	(6)
% Change — Currency Neutral (Non-GAAP)	16	25	10	5	0	(18)	(20)	—	7
% Acquisitions, Divestitures and Structural Changes	0	0	0	0	0	(28)	0	—	(4)
% Change — Organic Revenues (Non-GAAP)	16	25	10	5	0	10	(20)	—	12

% Change — Comparable (Non-GAAP)	(1)	11	10	0	1	(20)	(20)	—	2
% Comparable Currency Impact (Non-GAAP)	(17)	(14)	0	(5)	1	(2)	0	—	(6)
% Change — Comparable Currency Neutral (Non-GAAP)	16	25	10	5	0	(18)	(20)	—	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Three Months Ended September 27, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$977	$933	$1,405	$459	$77	$43	$(1,384)	$2,510
Items Impacting Comparability:
Asset Impairments	—	87	—	—	—	—	—	87
Transaction Gains/Losses	—	—	—	—	—	—	921	921
Restructuring	—	—	—	—	—	—	34	34
Other Items	13	29	24	49	3	(2)	3	119
Certain Tax Matters	—	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$990	$1,049	$1,429	$508	$80	$41	$(426)	$3,671

	Three Months Ended September 29, 2023
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,136	$985	$1,276	$491	$81	$132	$(831)	$3,270
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	295	295
Restructuring	—	—	—	—	—	—	58	58
Other Items	(18)	(21)	(41)	—	(3)	(9)	5	(87)
Certain Tax Matters	—	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$1,118	$964	$1,235	$491	$78	$123	$(473)	$3,536

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(14)	(5)	10	(7)	(5)	(68)	(67)	(23)
% Currency Impact	(12)	(28)	(1)	(18)	0	(4)	1	(15)
% Change — Currency Neutral (Non-GAAP)	(2)	22	11	12	(5)	(64)	(68)	(8)

% Impact of Items Impacting Comparability (Non-GAAP)	(3)	(14)	(6)	(10)	(8)	0	(77)	(27)
% Change — Comparable (Non-GAAP)	(11)	9	16	4	3	(68)	10	4
% Comparable Currency Impact (Non-GAAP)	(9)	(23)	0	(8)	0	(5)	2	(10)
% Change — Comparable Currency Neutral (Non-GAAP)	(2)	32	16	12	3	(63)	8	14
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Nine Months Ended September 27, 2024
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,309	$2,795	$3,162	$1,760	$224	$297	$(4,264)	$7,283
Items Impacting Comparability:
Asset Impairments	—	87	760	—	—	—	—	847
Transaction Gains/Losses	—	—	—	—	—	—	3,030	3,030
Restructuring	—	—	—	—	—	—	102	102
Other Items	(16)	(20)	83	12	2	(2)	8	67
Certain Tax Matters	1	—	—	—	—	—	21	22
Comparable (Non-GAAP)	$3,294	$2,862	$4,005	$1,772	$226	$295	$(1,103)	$11,351

	Nine Months Ended September 29, 2023
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,404	$2,635	$3,525	$1,727	$210	$393	$(2,856)	$9,038
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	1,609	1,609
Restructuring	—	—	25	—	—	—	110	135
Other Items	(33)	(15)	45	17	—	(8)	16	22
Certain Tax Matters	—	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$3,371	$2,620	$3,595	$1,744	$210	$385	$(1,121)	$10,804

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(3)	6	(10)	2	7	(25)	(49)	(19)
% Currency Impact	(16)	(16)	0	(8)	1	(3)	1	(12)
% Change — Currency Neutral (Non-GAAP)	13	23	(10)	10	6	(21)	(50)	(7)

% Impact of Items Impacting Comparability (Non-GAAP)	0	(3)	(22)	0	(1)	(1)	(51)	(24)
% Change — Comparable (Non-GAAP)	(2)	9	11	2	8	(24)	2	5
% Comparable Currency Impact (Non-GAAP)	(16)	(17)	0	(6)	1	(3)	1	(10)
% Change — Comparable Currency Neutral (Non-GAAP)	13	26	11	8	7	(20)	0	15
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Margin:
	Three Months Ended September 27, 2024	Three Months Ended September 29, 2023	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	21.17%	27.36%	(619)
Items Impacting Comparability (Non-GAAP)	(9.55)%	(2.32)%
Comparable Operating Margin (Non-GAAP)	30.72%	29.68%	104
Comparable Currency Impact (Non-GAAP)	(1.70)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	32.42%	29.68%	274
Impact of Acquisitions, Divestitures and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	(0.01)%	(0.78)%
Underlying Operating Margin (Non-GAAP)	32.43%	30.46%	197

	Nine Months Ended September 27, 2024	Nine Months Ended September 29, 2023	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	20.50%	25.89%	(539)
Items Impacting Comparability (Non-GAAP)	(11.48)%	(5.12)%
Comparable Operating Margin (Non-GAAP)	31.98%	31.01%	97
Comparable Currency Impact (Non-GAAP)	(1.20)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	33.18%	31.01%	217
Impact of Acquisitions, Divestitures and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	0.15%	(0.72)%
Underlying Operating Margin (Non-GAAP)	33.03%	31.73%	130

Free Cash Flow (In millions):
	Nine Months Ended September 27, 2024	Nine Months Ended September 29, 2023	$ Change
Net Cash Provided by Operating Activities (GAAP)	$2,854	$8,929	$(6,075)
Purchases of Property, Plant and Equipment (GAAP)	(1,261)	(1,001)	(260)
Free Cash Flow (Non-GAAP)	1,593	7,928	(6,335)
Plus: IRS Tax Litigation Deposit	6,041	—	6,041
Free Cash Flow Excluding the IRS Tax Litigation Deposit (Non-GAAP)	$7,634	$7,928	$(294)

Projected 2024 Free Cash Flow Excluding the IRS Tax Litigation Deposit (In billions):
Year Ending December 31, 2024
Projected GAAP Net Cash Provided by Operating Activities	$5.4
Plus: IRS Tax Litigation Deposit	6.0
Projected Cash Flow from Operations Excluding the IRS Tax Litigation Deposit (Non-GAAP)	11.4
Projected GAAP Purchases of Property, Plant and Equipment	(2.2)
Projected Free Cash Flow Excluding the IRS Tax Litigation Deposit (Non-GAAP)	$9.2

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our water, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, BODYARMOR, Powerade, Costa, Georgia, Gold Peak and Ayataka. Our juice, value-added dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Instagram, Facebook and LinkedIn.

The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, unfavorable economic and geopolitical conditions, including the direct or indirect negative impacts of the conflict between Russia and Ukraine and conflicts in the Middle East; increased competition; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand our business in emerging and developing markets; an inability to successfully manage the potential negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled and diverse workforce; disruption of our supply chain, including increased commodity, raw material, packaging, energy, transportation and other input costs; an inability to successfully integrate and manage our acquired businesses, brands or bottling operations or an inability to realize a significant portion of the anticipated benefits of our joint ventures or strategic relationships; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages, labor shortages or labor unrest; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; failure to digitalize the Coca-Cola system; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to successfully manage new product launches; an inability to maintain good relationships with our bottling partners; deterioration in our bottling partners’ financial condition; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the U.S. Internal Revenue Service (“IRS”); the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; increased or new indirect taxes; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulas and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; impairment charges, and risks regarding potential additional impairments; an inability to protect our information systems against service interruption, misappropriation of data or cybersecurity incidents; failure to comply with privacy and data protection laws; evolving sustainability regulatory requirements and expectations; increasing concerns about the environmental impact of plastic bottles and other packaging materials; water scarcity and poor quality; increased demand for food products, decreased agricultural productivity and increased regulation of ingredient sourcing due diligence; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.